POWER OF ATTORNEY

                                 WITH RESPECT TO
                        NORTHBROOK LIFE INSURANCE COMPANY
                       REGISTRATION STATEMENT ON FORM N-4
                 NORTHBROOK VARIABLE ANNUITY ACCOUNT II



Known all men by these presents that Thomas J. Wilson, II, whose signature appears below, constitutes and appoints Michael J. Velotta, his attorney-in-fact, with power of substitution, and each of them in any and all capacities to sign any registration statements and amendments thereto for Northbrook Variable Annuity Account II and related contracts, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

February 29, 2000




/s/ __________________________
         Thomas J. Wilson, II
         Director, President,
         and Chief Operating Officer
         (Principal Executive Officer)



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